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                                                                   EXHIBIT 10.3

                             SCHULER HOLDINGS, INC.

                            2000 STOCK INCENTIVE PLAN

              (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 21, 2000)



                                  ARTICLE ONE

                               GENERAL PROVISIONS

         I.   PURPOSES OF THE PLAN

              A. This 2000 Stock Incentive Plan (the "Plan") is hereby amended and restated as of November 21, 2000 and is designed to promote the interests of Schuler Holdings, Inc., a Delaware corporation (the "Corporation"), by providing a method whereby eligible individuals may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its Parent Corporations or Subsidiary Corporations or Affiliated Entities, each as defined below).

              B. For purposes of the Plan, the following definitions shall be applicable:

                  "Affiliated Entity" - Any entity other than a Subsidiary Corporation, if the Corporation and/or one or more Subsidiary Corporations own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary Corporation, if the Corporation, a Parent Corporation and/or one or more Subsidiary Corporations own not less than 50% of such entity.

                  "Parent Corporation" - Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a Parent Corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "Schuler Holdings, Inc. Reorganization" - The Closing Date pursuant to and as defined by that certain Agreement and Plan of Reorganization, dated as of September 12, 2000, by and among Schuler Homes, Inc., Apollo Real Estate Investment Fund, L.P., Blackacre WPH, LLC, Highridge Pacific Housing Investors, L.P., AP WP Partners, L.P., AP Western GP Corporation, AP LHI, Inc. and Lamco Housing, Inc., pursuant to which the Corporation was formed.

                  "Subsidiary Corporation" - Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes

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         of stock in one of the other corporations in such chain.

                  "10% Stockholder" - Any individual who is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any one of its Parent Corporations or Subsidiary Corporations.

         II.  STRUCTURE OF THE PLAN.

              A. OPTION PROGRAMS. The Plan shall be divided into two separate components: the Discretionary Option Grant Program described in Article Two and the Automatic Option Grant Program described in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Class A Common Stock ("Common Stock") in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each eligible member of the Corporation's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of Common Stock in accordance with the provisions of Article Three.

              B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

         III. ADMINISTRATION OF THE PLAN.

              A. The Plan shall be administered by a committee of two (2) or more Board members appointed by the Board (the "Plan Administrator"). If no committee has been approved, the entire Board shall serve as the Plan Administrator. Plan Administrator members shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Plan Administrator and reassume all powers and authority previously delegated to the Plan Administrator.

              B. Effective with the Schuler Holdings, Inc. Reorganization, the Plan Adminstrator shall consist either (i) of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Securities and Exchange Act of 1934 (the "1934 Act") as amended with respect to awards to persons who are officers or directors of the Corporation under
Section 16 of the 1934 Act or (ii) of the Board itself. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Corporation who need not qualify under Rule 16b-3, who may administer the Plan with respect to individuals who are not considered officers or directors of the Corporation under Section 16 of the 1934 Act, may make awards under the Plan to such individuals and may determine all terms of such awards.

              C. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under the Plan and any outstanding option as it may deem necessary or advisable.

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Decisions of the Plan Administrator shall be final and binding on all parties with an interest in any outstanding option under the Plan.

              D. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three.

         IV.  ELIGIBILITY FOR OPTION GRANTS.

              A. The persons eligible to participate in the Option Grant Program under Article Two of the Plan shall be limited to the following:

                  (i) officers and other key employees of the Corporation (or its Parent Corporations or Subsidiary Corporations or Affiliated Entities) who render services which contribute to the management, growth and financial success of the Corporation (or its Parent Corporations or Subsidiary Corporations or Affiliated Entities);

                  (ii) non-employee members of the Board (or its Parent Corporations or Subsidiary Corporations); and

                  (iii) those consultants or independent contractors who provide valuable services to the Corporation (or its Parent Corporations or Subsidiary Corporations or Affiliated Entities).

              B. Individuals eligible to participate in the Automatic Option Grant Program shall be (i) those individuals who are serving as non-employee Board members on the Effective Date or who are first elected or appointed as non-employee Board members after such date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members after one or more Annual Stockholders Meetings held after the Effective Date.

              C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive discretionary option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

         V.   STOCK SUBJECT TO THE PLAN

              A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,000,000 shares.

              B. No one person participating in the Plan may receive options or separately exercisable stock appreciation rights for more than 500,000 shares of Common Stock in the aggregate in any calendar year.

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              C.  Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options under the Plan. Shares subject to any stock appreciation rights exercised under the Plan shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

              D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares for which any one person may be granted options or separately exercisable stock appreciation rights under the Plan, (iii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan and (iv) the number of shares of Common Stock and price per share to be made the subject of each subsequent automatic option grant. The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits under such options.

                                 ARTICLE TWO

                            OPTION GRANT PROGRAM

         I.  TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Corporation or a Parent Corporation or Subsidiary Corporation may only be granted non-statutory options under this Article Two. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two. Prior to the Schuler Holdings, Inc. Reorganization and only to the extent required by applicable law, options granted under this Article Two shall also be subject to the provisions specified in Appendix A to this Plan.

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              A.  OPTION PRICE.

                                    (1) The option price shall become
immediately due upon exercise of the option and shall, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, be payable as follows:

                           - full payment in cash or check drawn to the Corporation's order;

                           - full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

                           - full payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or cash equivalent; or

                           - the option price may also be paid through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide (I) irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) written instructions to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subparagraph 1, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                                    (2) The fair market value per share of
Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                           - If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers on

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                                    the Nasdaq National Market or any
                                    successor system.  If there are no
                                    reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                           - If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                           - If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

              B.  TERM AND EXERCISE OF OPTIONS.

         Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death. Non-statutory options may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the optionee's lifetime (i) as a gift to one or more members of the optionee's immediate family, to a trust in which the optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which the optionee and/or one or more such family members hold more than fifty percent (50%) of the voting interests or (ii) pursuant to a domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.


              C. TERMINATION OF SERVICE.

                                    (1) Except to the extent otherwise
provided pursuant to Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service (where "Service" means

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service to the Corporation (or its Parent Corporations or Subsidiary
Corporations or Affiliated Entities) as an employee, director, consultant or independent contractor) or death.

                           - Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                           - In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue
                                    Code), then the period for which each
                                    outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                           - Should the optionee die while in Service or during the three (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                           - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                           - Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                                    (2) The Plan Administrator shall have
complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                                    (3) For purposes of the foregoing
provisions of this Section I.C (and for all other purposes under the Plan):

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                           -        The optionee shall be deemed to remain in
                                    the Service of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any Parent Corporation or Subsidiary Corporation or Affiliated Entity) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent contractor.

                           - The optionee shall be considered to be an "Employee" for so long as such individual remains in the employ of the Corporation or one or more of its Parent Corporations or Subsidiary Corporations or Affiliated Entity, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

              D. STOCKHOLDER RIGHTS.

         An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

         II.  INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are employees of the Corporation or a parent or subsidiary corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

              A. OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

              B. DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other Incentive Option grants by the Corporation or a Parent Corporation or Subsidiary Corporation) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee was granted two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

              C. 10% STOCKHOLDER. For any Incentive Options granted to 10% Stockholders, the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

         Except as modified by the preceding provisions of this Section II, the provisions of the

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Plan shall apply to all Incentive Options granted hereunder.

         III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

              A. In the event of any of the following stockholder approved transactions (a "Corporate Transaction") with the exception of the Schuler Holdings, Inc. Reorganization:

                  (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation, or

                  (ii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, then the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of comparability under clause (i) or (ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

              B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

              C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

              D. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business

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structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

              E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration upon the subsequent termination of the optionee's Service within a specified period following the Change in Control.

              F. For purposes of this Section III, a Change in Control shall be deemed to occur (with the exception of the Schuler Holdings, Inc. Reorganization) in the event:

                   (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer; or

                   (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

              G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until their expiration or earlier termination of the option term.

              H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II.

         IV. CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date (or one hundred percent (100%) of such fair market value in the case of an Incentive Option).

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         V.   STOCK APPRECIATION RIGHTS

              A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this
Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

              B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

              C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

              D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right shall automatically be canceled and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five
(5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

              E. For purposes of Section V.D, the following definitions shall be in effect:

         A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Corporation's stockholders to accept.

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         The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the canceled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

              F. The shares of Common Stock subject to any option surrendered or canceled for an appreciation distribution pursuant to this
Section V shall not be available for subsequent option grant under the Plan.

         VI.  LOANS OR GUARANTEE OF LOANS

         The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two by (a) authorizing the extension of a loan to such optionee from the Corporation, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Corporation of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any Federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

         VII. EXTENSION OF EXERCISE PERIOD

         The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                                ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

         I.   ELIGIBILITY

              A. ELIGIBLE OPTIONEES. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

                   (i) Each individual who is serving as a non-employee member of the Board on the Effective Date; and

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                   (ii) Each individual who is first appointed or elected as
a non-employee Board member at any time after the Effective Date.

         II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

              A. GRANT DATES. Option grants will be made under this Article Three on the dates specified below:

                   (i) On the date of each Annual Stockholders Meeting held after the Effective Date, beginning with the 2001 Annual Stockholders Meeting, each individual who is at the time serving as a non-employee member of the Board shall automatically be granted at that meeting, whether or not such individual is standing for re-election as a Board member at that particular meeting, a non-statutory option under the Plan to purchase 5,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such meeting.

                   (ii) In no event shall any non-employee Board member be granted options to purchase greater than 50,000 shares of Common Stock in the aggregate after the Effective Date of the Plan. The 5,000-share limitation on the subsequent automatic option grants to be made to each non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph V.D of Article One.

              B. EXERCISE PRICE. The exercise price per share shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

              C. PAYMENT. The exercise price shall be payable in one of the alternative forms specified below:

                   (i) full payment in cash or check made payable to the Corporation's order;

                   (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below);

                   (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Corporation's order; or

                   (iv) the option price may also be paid through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such broker-dealer. For purposes of this subparagraph, the Exercise Date shall be the date on which written

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

notice of the option exercise is delivered to the Corporation, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of paragraph I.A.3 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

              D. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

              E. EXERCISABILITY. Each automatic option will become exercisable with respect to 25% of the option shares upon completion of one
(1) year of Board service measured from the option grant date and with respect to the balance of the option shares in a series of successive, equal monthly installments over the thirty-six (36) month period thereafter, provided the optionee remains in Board service through that date.

              F.  EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

                   (1) Should the optionee cease to be a Board member for any reason (other than death) while holding an automatic option grant under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the vested shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

                   (2) Should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the vested shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within six (6) months after the date of the optionee's death.

                   (3) In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

                   G. STOCKHOLDER RIGHTS. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

                   H. REMAINING TERMS. The remaining terms and conditions of each automatic option grant shall be as the terms in effect for option grants made under the Option Grant Program.

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

         III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE
              TAKE-OVER

              A. In the event of a Corporate Transaction (as such term is defined in Section III.A of Article Two), then the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

              B. In connection with any Change in Control (as such term is defined in Paragraph F of Section III of Article Two above), the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

              C. Upon the occurrence of a Hostile Take-Over, each outstanding automatic option grant shall automatically be canceled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

              D. For purposes of this Article Three, Hostile Take-Over shall have the meaning assigned to such term in paragraph V.E of Section III of Article Two. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of paragraph I.A.2 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

              E. The shares of Common Stock subject to each option canceled in connection with the Hostile Take-Over shall not be available for subsequent issuance under this Plan.

              F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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

                                  ARTICLE FOUR

                                  MISCELLANEOUS

         I.   AMENDMENT OF THE PLAN

         The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

         II.  TAX WITHHOLDING

              A. The Corporation's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

              B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3 of the 1934 Act) provide any or all holders of outstanding option grants under the Plan with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and state withholding taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the fair market value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of Rule 16b-3 of the 1934 Act.

         III. EFFECTIVE DATE AND TERM OF PLAN

              A. The Plan was originally effective on October 12, 2000 (the "Effective Date"). Stockholders of the Corporation approved the Plan on October 12, 2000. Stockholders approved this amended and restated Plan on November 21, 2000. The Plan Administrator may grant options under the Plan at any time before the date fixed herein for termination of the Plan.

              B. The Plan shall terminate upon the earlier of (i) the tenth
(10th) anniversary of the Effective Date or (ii) the date on which all shares available for issuance under the Plan have been issued as vested shares pursuant to the exercise of options granted under Article Two or Article Three. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the stock option agreements evidencing such options.

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


              C. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

         IV. USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

         V.  REGULATORY APPROVALS

         The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

         VI. NO EMPLOYMENT/SERVICE RIGHTS

         Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any Parent Corporation, Subsidiary Corporation or Affiliated Entity) for any period of specific duration, and the Corporation (or any Parent Corporation or Subsidiary Corporation or Affiliated Entity retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

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

                                   APPENDIX A

         Prior to the Schuler Holdings, Inc. Reorganization and only to the extent required by applicable law, options granted under Article Two of the Plan shall also be subject to the following provisions:

         EXERCISE PRICE. The exercise price for a non-statutory option shall not be less than 85% of the fair market value (110% for 10% Stockholders) of a share of the Corporation's Common Stock on the date of option grant.

         EXERCISABILITY. The right to exercise an option shall vest at least as rapidly as 20% annually over a five-year period from the date of option grant.

         TRANSFERABILITY OF OPTIONS. To the extent permitted by the Plan Administrator, options may be transferred in whole or in part during the optionee's lifetime only (i) by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the tristor (settlor), or (ii) by gift to "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e).

         FINANCIAL REPORTS. The Corporation shall furnish at least annually to optionees the Corporation's summary financial information including a balance sheet regarding the Corporation's financial condition and results of operations, unless such optionees have duties with the Corporation that assure them access to equivalent information. Such financial statements need not be audited.

         VOTING RIGHTS. Shares issued pursuant to the exercise of options granted under the Plan shall carry equal voting rights on all matters where such vote is permitted by applicable law.

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